Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2016, except for note 2(a) and note (d), which is as of August 19, 2016 relating to the consolidated financial statements of Gridsum Holding Inc., which appears in Amendment No. 2 to the Registration Statement on Form F-1 (as amended) (No. 333-213348) filed on September 21, 2016.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

December 30, 2016